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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 14, 2001
                                  -------------



                               BRM HOLDINGS, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                 0-25372                52-1906050
           --------                 -------                ----------
       (State or Other            (Commission          (I.R.S. Employer
Jurisdiction of Incorporation)    File Number)        Identification No.)


        2100 Pennsylvania Avenue, N.W., Suite 400, Washington D.C. 20037
        ----------------------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)


       Registrant's telephone number, including area code: (202) 339-6700
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

         On June 14, 2001, a wholly-owned subsidiary of BRM Holdings, Inc. (the "Company") sold the Company's New Zealand and Australian retail book and stationery business to WH Smith NZ Limited ("WH Smith").

         Under the terms of a Stock Purchase Agreement dated June 14, 2001 (the "Stock Purchase Agreement"), BSG Retail Holdings, LLC ("BSG Retail"), an indirect, wholly-owned subsidiary of the Company, sold all of the outstanding shares of capital stock of WGL Retail Holdings ("WGL Retail") to WH Smith for NZ$126,000,000 (approximately US$52.7 million based on the June 14, 2001 exchange rate), plus up to an additional NZ$3,000,000 (approximately US$1.3 million based on the June 14, 2001 exchange rate), on a dollar-for-dollar basis, to the extent actual working capital of WGL Retail as of closing is determined to exceed the amount that was estimated as of closing. WGL Retail operates retail book and stationery stores throughout New Zealand and Australia, including stores operated under the Whitcoull's name in New Zealand and the Angus & Robertson Booksellers name in Australia. As part of this acquisition, WH Smith acquired the assets, freehold properties and goodwill associated with the retail book and stationery business and assumed the related liabilities.

         As consideration for the acquisition of the WGL Retail shares, WH Smith paid NZ$111,000,000 in cash at closing (approximately US$46.4 million based on the June 14, 2001 exchange rate), with NZ$15,000,000 (approximately US$6.3 million based on the June 14, 2001 exchange rate) held in escrow for varying periods of up to one year to cover post-closing purchase price adjustments (if any) and other claims under the Stock Purchase Agreement.

         WGL Retail had been a wholly-owned subsidiary of Blue Star Group Limited ("BSGL"), the Company's New Zealand holding company. Immediately prior to completing the transaction with WH Smith, BSG Retail acquired the stock of WGL Retail from BSGL in consideration of a promissory note. Consideration paid by WH Smith under the Stock Purchase Agreement has been (and will be) paid by BSG Retail to BSGL in satisfaction of that note. A portion of the cash paid by WH Smith at closing (approximately US$23.7 million) was used by BSGL to repay outstanding secured bank debt of BSGL. The remaining consideration will be used to fund certain operating expenses of BSGL and to repay a portion of the Company's outstanding indebtedness.

         BSGL and BSG Retail are not debtors in the Company's ongoing bankruptcy proceeding.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BRM HOLDINGS, INC.


Date: June 29, 2001              By:      /s/ Mark D. Director
                                          ------------------------------
                                          Mark D. Director
                                          Executive Vice President and
                                            General Counsel


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